Exhibit 99.1

REVOCABLE PROXY

UNITED FINANCIAL, INC.

1128 South Main Street

Graham, North Carolina 27253

APPOINTMENT OF PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry E. Brooks, Donald Ray Bullis and Lynn Sidney Lloyd as attorneys and proxies, with full power of substitution, to vote all shares of the common stock of United Financial, Inc. (the “Company”), held of record by the undersigned on             , 2005, at the 2005 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 1128 South Main Street, Graham, North Carolina, at                     .m. on             , 2005, and at any adjournments thereof. The undersigned hereby directs that the shares represented by this appointment of proxy be voted as follows on the proposals listed below:

1.	PROPOSAL TO APPROVE the Plan of Merger between United Financial, Inc. and FNB Corp. and the transactions contemplated by the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ELECTION OF DIRECTORS: Proposal to elect five (5) directors of the Company for terms of three (3) years:

☐	FOR all nominees listed below (except as indicated otherwise below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed below

NOMINEES:

William M. Griffith, Jr.

Phoebe Massey Harrison

John V. Moon

L. J. Rogers, Jr.

Morris L. Shambley

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

3.	RATIFICATION OF INDEPENDENT ACCOUNTANTS: Proposal to ratify the appointment of Larrowe & Company, P.L.C., as the Company’s independent public accountants for 2005.

☐ FOR	☐ AGAINST	☐ ABSTAIN

OTHER BUSINESS: On such other matters as may properly come before the Annual Meeting, the proxies are authorized to vote the shares represented by this appointment of proxy in accordance with their best judgment.

PLEASE DATE AND SIGN THIS APPOINTMENT OF PROXY

AND RETURN IN THE ENVELOPE PROVIDED

The shares represented by this appointment of proxy will be voted as directed above. In the absence of any direction, such shares will be voted for the election of each of the nominees listed in proposal 2 by casting an equal number of votes for each such nominee, and for proposals 1 and 3. If, at or before the time of the meeting, any nominee listed in proposal 2 has become unavailable for any reason, the proxy is authorized to vote for a substitute nominee. This appointment of proxy may be revoked by the holder of the shares to which it relates at any time before it is exercised by filing with William E. Swing, Jr., Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the annual meeting and announcing his or her intention to vote in person.

Dated: , 2005

Signature

Signature if held jointly

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.

Important: To ensure that a quorum is present, please send in your appointment of proxy whether or not you plan to attend the annual meeting. Even if you send in your appointment of proxy, you will be able to vote in person at the meeting if you so desire.